                             STOCK OPTION AGREEMENT
                                      UNDER
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         AGREEMENT (this Agreement") made as of the __ day of _________, 20__
between INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation
(hereinafter called the Corporation), and

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(hereinafter called the Optionee).

         The Corporation desires to attract and retain the services of qualified independent directors who are not employees of the Corporation and to provide additional incentive for such directors to work for the best interests of the
Corporation and its shareholders.

         For this purpose the Corporation has adopted the 2000 Stock Option Plan for Non-Employee Directors (hereinafter called the "2000 Directors' Plan") and the Optionee, as an active non-employee director of the Corporation, is an eligible participant under the 2000 Directors' Plan.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties agree as follows:

         1. The Corporation hereby grants to the Optionee, and the Optionee hereby accepts, the option to purchase (the "Option"), on the terms and conditions hereinafter set forth, 3,000 shares of the Common Stock of the
Corporation, par value $.12 1/2 per share (hereinafter "Common Stock"), at the price of $______ per share, being not less than the fair market value thereof on the date of the granting of the Option.

         2. The Optionee may exercise the Option as follows: up to one-third of the shares covered hereby at any time after 12 months from the date of grant; up to two-thirds of such shares at any time after 24 months from such date; and all the shares covered hereby at any time after 36 months from such date; provided, however, that the Option shall terminate and no optioned shares may be purchased by the Optionee after 120 months from the date of this Agreement. Subject to the provisions of the 2000 Directors' Plan, the Board of Directors of the
Corporation (the "Board") may modify the foregoing vesting schedule or accelerate the vesting of the Option or vary the post-termination exercise period thereof. No optioned shares may be purchased by the Optionee if, in the opinion of counsel for the Corporation, exercise of the option or delivery of shares pursuant thereto might result in a violation of law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Corporation's shares on any securities exchange. To exercise the Option, in whole or in part, the Optionee shall give the
Corporation written notice specifically referring to this Agreement, and stating the number of shares that he or she desires to purchase and the name in which he or she wishes the shares issued, and shall enclose the purchase price thereof. The Optionee may pay for shares purchased pursuant to such exercise with Common Stock of the Corporation delivered contemporaneously with the notice of exercise, provided that the Optionee has held such Common Stock for at least six months or such longer period as determined by the Board. The
Corporation shall issue certificates (or at the election of the Optionee make a certificate-less credit to the Optionee's brokerage account) for the purchased shares as soon as practicable thereafter.

         3. The Option may not be assigned or transferred in any way by the
Optionee except as provided in paragraph 4 of this Agreement, or at the
Optionee's death, by his or her will or pursuant to the applicable laws of descent and distribution, and in the event of such death, the option shall be exercisable as provided in paragraph 4 of this Agreement.

         4. The following provisions shall govern the vesting, exercisability and expiration of the Option, including in the event of termination of the
Optionee's service as a director of the Corporation:

         (a)   Subject to clauses (b), (c), (d) and (e) of this paragraph 4, so long as the Optionee remains an active director of the
               Corporation, he or she, or a "Beneficiary," as hereinafter defined, to whom he or she has transferred the Option, may exercise the Option as to shares which the director at any time is entitled to purchase under the terms of this Agreement until the tenth anniversary after the date of its grant.

         (b)   If before his or her 65th birthday the Optionee resigns, is not reelected by the shareholders of the Corporation, retires or dies while serving as an active director of the Corporation, then he or she (or in the event of his or her incapacitation or death his or her legal representative) or his or her Beneficiary may exercise within three months after such resignation, failure of reelection, retirement or death, but not later than the
               expiration date, the Option as to the balance, if any, of the
               Option that was not previously exercised and that was vested and exercisable at the date of such resignation, failure of
               reelection, retirement or death.

         (c)   If on or after his or her 65th birthday the Optionee resigns, is not reelected by the shareholders of the Corporation or retires, then he or she (or in the event of his or her incapacitation his or her legal representative) or his or her Beneficiary shall continue to have the right to exercise thereafter, but not later than the expiration date, (i) the balance, if any, of the Option that was not previously exercised and that was vested and
               exercisable hereunder at the date of such resignation, failure of reelection or retirement and (ii) the remaining portion of the
               Option when, and to the extent it becomes vested and exercisable hereunder.

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         (d)   If the Optionee dies while serving as an active director of the
               Corporation or after having resigned, not having been reelected by the shareholders of the Corporation or having retired, in any such case after having reached his or her 65th birthday, then (A)
               if he or she has not transferred the Option to a Beneficiary, then the balance of the Option that was not previously exercised, whether or not previously vested and exercisable, shall become fully vested and exercisable, and his or her legal
               representative, distributees or legatees, as the case may be, may exercise such balance within 12 months after the date of his or her death (but not later than the expiration date) or (B) if he or she has transferred the Option to a Beneficiary, such
               Beneficiary shall continue to have the right to exercise
               thereafter, but not later than the expiration date, (i) the balance, if any, of the Option that was not previously exercised and that was vested and exercisable at the date of such
               Optionee's death and (ii) the remaining portion of the Option when, and to the extent it thereafter becomes vested and
               exercisable.

         (e)   If an Optionee becomes totally disabled while serving as an active director of the Corporation, the balance of the Option that was not previously exercised, whether or not previously vested and exercisable, shall become fully exercisable and vested as of the date of such total disability, upon written evidence of such total disability from a medical doctor in a form
               satisfactory to the Board, and he or she (or his or her guardian or legal representative) may exercise such balance until the expiration date.

         For purposes of this agreement, the term "Beneficiary" shall mean any family member or members, including by marriage or adoption, any trust in which the Optionee or any family member or members have more than fifty percent (50%)
of the beneficial interest, and any other entity in which the Optionee or any family member or members own more than fifty percent (50%) of the voting interests, in each case designated by the Optionee in his or her most recent written Beneficiary Designation filed with the Corporation as entitled to exercise the Option (or any portion thereof), or if there is no surviving designated Beneficiary, then the legal representative, distributees or legatees, as the case may be, of such Beneficiary may exercise the Option on behalf or in lieu of such non-surviving designated Beneficiary.

         5. If, during the term of this Agreement, there shall be an increase in the number of outstanding shares of Common Stock by reason of any stock dividend or stock split, or a decrease thereof by reason of a combination of shares or so-called reverse split or recapitalization or reorganization or any other change in the Corporation's capital structure, the number of shares covered by any then unexercised portion of the Option and the price per share to be paid by the Optionee shall be adjusted in proportion to such increase or decrease in the outstanding shares. In the event of any other change in the status of the Common
Stock, except as treated in paragraph 6 below, the Board may make such adjustments in the number of shares covered by the Option and the price per share to

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be paid by the Optionee as the Board, in its sole discretion, deems fair to the
Optionee and the shareholders.

         6. If during the term of this Agreement there shall occur (a) the merger or consolidation of the Corporation with or into another corporation as a result of which the Corporation is not the surviving corporation, or (b) a
"change in control" (as defined in paragraph 16 of the 2000 Directors' Plan) of the Corporation, then in either such case the Optionee shall immediately have the right, with respect to the entire number of shares subject thereto and not previously exercised, (a) to exercise the Option on and after the effective date of such merger or consolidation, or (b) if such exercise is no longer possible, to receive in cash for the Option the difference between (i) the value of the consideration paid for a share of Common Stock in such merger or consolidation to holders of Common Stock and (ii) the Option exercise price of such share, and the Option shall cease and terminate as to any shares as to which it has not been so exercised or cashed out on the date that is the earlier of twelve months after the effective date of such merger or consolidation or the expiration date of the Option.

         7. The Optionee shall at no time have any rights with respect to shares of Common Stock covered by this Agreement prior to issuance of certificates therefor (or credited to the Optionee's brokerage account) following exercise of the Option as provided in paragraph 2 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issue of such stock certificates or credit.

         8. This Agreement does not obligate the Corporation or any subsidiary to continue the Optionee as a director for any period whatsoever.

         9. It is intended that the Option be a non-statutory stock option and not qualified as an incentive stock option under Section 422 of the Internal
Revenue Code of 1986, as amended. Any difference of opinion between the Optionee and the Corporation involving the terms of this Agreement shall be resolved by determination of the Board.

         10. Upon execution of this Agreement the Option shall become effective as of the date first above written, which shall be the date of the Annual
Meeting of Shareholders of the Corporation in the year of grant.

         11. Any notice to be given the Corporation under this Agreement shall be addressed to the Corporation at 521 West 57th Street, New York, NY 10019, and
any notice to the Optionee shall be addressed to him or her at:

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or at such other address as either party may hereafter designate in writing to the other.

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         12. This Agreement shall be binding upon and inure to the benefit of the heirs, executors and administrators and any Beneficiary of the Optionee and the successor or successors of the Corporation.

         13. Regardless of the place of its physical execution, this Agreement shall be interpreted under the laws of the State of New York.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                INTERNATIONAL FLAVORS & FRAGRANCES INC.

                                BY:
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                                                    TITLE:

ATTEST:

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    ASSISTANT SECRETARY

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                                                                     OPTIONEE

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